SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K
                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


                             September 25, 2000
                             ------------------
              Date of Report (Date of earliest event reported)


                  INTERNATIONAL FLAVORS & FRAGRANCES INC.
                  ---------------------------------------
           (Exact name of registrant as specified in its charter)

                                  New York
                                  --------
               (State or other jurisdiction of incorporation)


                1-4858                            13-1432060
                ------                            ----------
      (Commission File Number)         (IRS Employer Identification No.)


        521 West 57th Street, New York, New York          10019
        ----------------------------------------          -----
        (Address of principal executive offices)        (Zip Code)


                               (212) 765-5500
                               --------------
            (Registrant's telephone number, including area code)




ITEM 5.  OTHER EVENTS.

Execution of Merger Agreement.
------------------------------

      International Flavors & Fragrances Inc., a New York corporation ("IFF"), B Acquisition Corp., a Virginia corporation and a wholly-owned subsidiary of IFF ("B Acquisition"), and Bush Boake Allen Inc., a Virginia corporation ("BBA"), entered into an Agreement and Plan of Merger, dated as of September 25, 2000 (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, on or before October 10, 2000, B Acquisition will initiate a cash tender offer to purchase all of the issued and outstanding shares of common stock of BBA at a price of $48.50 per share (the "Offer"). International Paper Company, a New York corporation ("IP"), which owns approximately 68% of the outstanding common stock of BBA ("BBA Common Stock"), has agreed with IFF to tender all of its shares of BBA Common Stock in the Offer pursuant to a Voting and Tender Agreement, dated as of September 25, 2000 (the "Support Agreement"), among IP, BBA, IFF and B Acquisition. Furthermore, the Support Agreement grants IFF an option to purchase the shares of BBA Common Stock held by IP exercisable under certain conditions in connection with termination of the Merger Agreement.

      In the event that the Offer is consummated, a meeting of BBA shareholders, if required, will be held to approve the Merger Agreement and the merger of B Acquisition into BBA. Pursuant to the Merger Agreement, at the effective time of the merger, each then issued and outstanding share of BBA Common Stock, other than shares held by B Acquisition, will be converted into the right to receive $48.50 in cash.

      As of September 25, 2000, there were 19,351,063 shares of BBA Common Stock outstanding, excluding approximately 1,401,714 shares of BBA Common Stock issuable upon the exercise of outstanding options.

      A copy of the Merger Agreement and the Support Agreement are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, and are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

      An IFF press release, dated September 25, 2000, announcing the Merger Agreement is attached hereto as Exhibit 99.1.

Sales and Earnings Estimates for 2000.
--------------------------------------

      An IFF press release, dated September 25, 2000, announcing revised sales and earnings for 2000, increase of the share repurchase program and a reduced dividend is attached hereto as Exhibit 99.2.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   The following exhibits are filed with this report:

      (2.1) Agreement and Plan of Merger, dated as of September 25, 2000, among Bush Boake Allen Inc., International Flavors & Fragrances Inc. and B Acquisition Corp.

      (10.1) Voting and Tender Agreement, dated as of September 25, 2000, among International Paper Company, Bush Boake Allen Inc., International Flavors & Fragrances Inc. and B Acquisition Corp.

      (99.1) Press Release, dated September 25, 2000, announcing the execution of the Agreement and Plan of Merger.

      (99.2) Press Release, dated September 25, 2000, announcing revised sales and earnings estimates for 2000, increase of the share repurchase program and a reduced dividend.





                                 SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   INTERNATIONAL FLAVORS & FRAGRANCES INC.


                                   By: /s/ STEPHEN A. BLOCK
                                      ------------------------------------
                                      Name:  Stephen A. Block
                                      Title: Senior Vice President,
                                             General Counsel and Secretary


Dated: September 27, 2000



                               EXHIBIT INDEX


Exhibit Number     Exhibit
--------------     -------

   (2.1) Agreement and Plan of Merger, dated as of September 25, 2000, among Bush Boake Allen Inc., International Flavors & Fragrances Inc., and B Acquisition Corp.

   (10.1) Voting and Tender Agreement, dated as of September 25, 2000, among International Paper Company, Bush Boake Allen Inc., International Flavors & Fragrances Inc. and B Acquisition Corp.

   (99.1) Press Release, dated September 25, 2000, announcing the execution of the Agreement and Plan of Merger.

   (99.2) Press Release, dated September 25, 2000, announcing revised sales and earnings estimates for 2000, increase of the share repurchase program and a reduced dividend.